UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

AVEO Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34655	04-3581650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Winter Street Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 400-0101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 21, 2021, AVEO Pharmaceuticals, Inc. (the “Company”), announced the departure of Karuna Rubin, senior vice president and general counsel, effective immediately. In connection with Ms. Rubin’s departure, on January 25, 2021, the Company entered into an agreement (the “Agreement”) with Ms. Rubin which confirms the terms of her separation. Pursuant to the Agreement, Ms. Rubin will be entitled to receive benefits in connection with her separation that are substantially comparable to the benefits for which she would be eligible in the event of a termination without cause or resignation from employment for good reason, as described in her severance and change in control agreement, dated March 13, 2019, the terms of which were previously disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities Exchange Commission on March 14, 2019, and are incorporated by reference herein. In addition, pursuant to the Agreement, following the effective date of the Agreement, the vesting of each option to purchase shares of the Company’s common stock granted to Ms. Rubin shall become accelerated with respect to the number of shares of Company common stock that would have vested had Ms. Rubin remained employed with the Company for a period of six months following the effective date of the Agreement. Ms. Rubin will have 180 days from the effective date of the Agreement to exercise any vested options to purchase shares of the Company’s common stock. Further, Ms. Rubin will receive a bonus of $149,839.00, as an annual bonus for the fiscal year 2020, which she would have been eligible for had she remained with the Company. Ms. Rubin also agreed to execute a release of all claims in favor of the Company. If Ms. Rubin revokes such release of claims, she will forfeit the right to receive all transition and separation benefits in accordance with the terms of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation and Release of Claims Agreement, dated January 25, 2021, by and between AVEO Pharmaceuticals, Inc. and Karuna Rubin.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: January 29, 2021	By:	/s/ Michael Bailey
Michael Bailey President and Chief Executive Officer